Independent auditors' consent
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The board of directors and shareholders
AXP Sector Series, Inc.
    AXP Utilities Fund



We consent to the use of our report and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement incorporated herein by reference.


/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    January 27, 2004